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                                                                    EXHIBIT 10.2

                             AMENDMENT NO. 2 TO THE
                                CREDIT AGREEMENT

                                                    Dated as of February 8, 2002

       AMENDMENT NO. 2 TO THE CREDIT AGREEMENT among Avaya Inc., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "LENDERS") and Citibank, N.A., as agent (the "AGENT") for the Lenders.

       PRELIMINARY STATEMENTS:

       (1) The Borrower, the Lenders and the Agent have entered into a Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of September 25, 2000, as amended by Letter Amendment No. 1 dated as of August 10, 2001 (the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

       (2) The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

       SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

       (a) Section 1.01 is amended by adding the following definitions in the correct alphabetical order:

              "AMENDMENT NO. 2" means Amendment No. 2 to this Agreement, dated as of February 4, 2002.

              "AMENDMENT NO. 2 EFFECTIVE DATE" means the date on which the conditions precedent to the effectiveness of Amendment No. 2 have been satisfied or waived by the Required Lenders.

              "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

              "COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

              "COLLATERAL DOCUMENTS" means the Security Agreement, the Collateral Trust Agreement, and any other agreement that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties.

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                  "COLLATERAL TRIGGER" means the date on which (a) the
         Borrower's corporate credit rating shall be lower than BBB- by S&P or
         (b) the Borrower's Public Debt Rating shall be lower than Baa3 by Moody's.

              "COLLATERAL TRUST AGREEMENT" has the meaning specified in Section 5.21(e).

              "COLLATERAL TRUSTEES" has the meaning specified in the Collateral Trust Agreement.

              "CONSOLIDATED EBITDA" shall mean, for any period, net income (or net loss) PLUS the sum of (a) consolidated interest expense, (b) consolidated income tax expense, (c) consolidated depreciation expense and (d) consolidated amortization expense (including the write down of intangibles associated with the adoption of FAS 142), in each case, determined in accordance with GAAP for such period, EXCLUDING, (i) up to $950,000,000 of charges in connection with the business restructuring plan during such period to be taken no later than the fourth quarter of fiscal year 2001 of the Borrower, (ii) up to $300,000,000 of start-up costs associated with the establishment of the Borrower as a separate business entity incurred during the period to be taken through the fourth quarter of fiscal year 2001 of the Borrower, (iii) up to $450,000,000 of non-cash business restructuring charges during such period to be taken no later than the fourth quarter of fiscal year 2001 of the Borrower, (iv) up to $163,000,000 of restructuring charges, including asset impairment and other one time charges during such period to be taken no later than the fourth quarter of fiscal year 2002 of the Borrower and (v) non-cash in process research and development charges associated with Investments made in accordance with Section 5.19(x)(A).

              "EXCLUDED SUBSIDIARY" means Avaya Receivables LLC, Mercury Insurance Inc., Avaya International LLC and any special purpose entity established in connection with an offering of Indebtedness secured by real property the proceeds of which are used to reduce the Total Commitment in accordance with Section 2.11(f).

              "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any equity interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (g) or (h) of the definition of "Debt" in respect of such Person. The amount of any Investment shall be the original cash cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, but shall be reduced by the amount of such Investment returned in cash.

              "LOAN DOCUMENTS" means this Agreement, any notes evidencing the Loans, the Subsidiary Guaranty and, during the continuance of the Security Period, the Collateral Documents.

              "LOAN PARTIES" means the Borrower and the Subsidiary Guarantors.


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              "MARKETABLE SECURITIES" means any of the following, to the extent owned by the Borrower free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $500 million, (c) commercial paper in an aggregate amount of no more than $25,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) and entered into with a financial institution satisfying the criteria in clause (b) or (e) other instruments as set forth on the Borrower's policy as in effect on the date hereof, a copy of which has been made available to each Lender.

              "NET CASH PROCEEDS" means, with respect to any sale, transfer or other disposition of any asset of Borrower or its Subsidiaries (excluding receivables) and/or the sale, incurrence or issuance of any Debt in the capital markets or equity interests by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and
       (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in the case of (a) and (c) to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person and in each case are properly attributable to such transaction or to the asset that is the subject thereof.

              "RECEIVABLES INTERCREDITOR AGREEMENT" has the meaning specified in
       Section 5.21(f).

              "SECURED PARTIES" has the meaning specified in the Collateral Trust Agreement.

              "SECURITY AGREEMENT" has the meaning specified in Section 5.21(c).

              "SECURITY PERIOD" means the period, if any, beginning with the occurrence of the Collateral Trigger until the earlier of (a) the date thereafter, if any, that (i) the Borrower's corporate credit rating shall be at least BBB by S&P and the Borrower's Public Debt Rating shall be at least Baa2 by Moody's, (ii) to the extent such corporate credit rating


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       shall be BBB by S&P or such Public Debt Rating shall be Baa2 by Moody's, such rating shall not be accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof and (iii) the Debt issued pursuant to
       Section 5.17(ii)(E) shall by its terms become unsecured, and (b) the later of the repayment in full of all Advances and the Maturity Date.

              "SUBSIDIARY GUARANTORS" means the Material Subsidiaries of the Borrower listed on Schedule I to Amendment No. 2 and each other Material Subsidiary that shall be required to execute and deliver a guaranty pursuant to Section 5.15, but shall not include any Excluded Subsidiary.

              "SUBSIDIARY GUARANTY" has the meaning specified in Section
       5.21(d).

              "364-DAY CREDIT AGREEMENT" means the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of August 10, 2001 among the Borrower, the lenders parties thereto and Citibank, N.A., as agent for said lenders, as such agreement is amended, supplemented or otherwise modified form time to time.

              "WARBURG TRANSACTIONS" means the transactions contemplated by (i) the Preferred Stock and Warrant Purchase Agreement dated as of August 8, 2000, by and among the Borrower, Warburg, Pincus Equity Partners, L.P. and the other Purchasers party thereto, including the terms of the Series B convertible participating preferred stock and warrants issued pursuant thereto and (ii) any amendment of the terms of the Series B convertible participating preferred stock or exchange or equity interests for shares of Series B convertible participating preferred stock, in each case, to the extent permitted under Section 5.18(iv).

       (b) The definition of "APPLICABLE MARGIN" in Section 1.01 is hereby amended in full to read as follows:

              "APPLICABLE MARGIN" shall mean (a) for ABR Loans, 0% per annum and
       (b) for Eurodollar Committed Loans, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

        ---------------------------------------------------------------
                                                  APPLICABLE MARGIN FOR
              PUBLIC DEBT RATING                       EURODOLLAR
                 S&P/MOODY'S                         COMMITTED LOANS
        ---------------------------------------------------------------
        I:      At least A or A2                         0.285%
        ---------------------------------------------------------------
        II:     Below I, but at least
                A- or A3                                 0.390%
        ---------------------------------------------------------------
        III:    Below II, but at least
                BBB+ or Baa1                             0.600%
        ---------------------------------------------------------------
        IV:     Below III, but at least
                BBB or Baa2                              0.825%
        ---------------------------------------------------------------
        V:      Below IV, but at least
        ---------------------------------------------------------------


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        ---------------------------------------------------------------
                BBB- or Baa3                             1.050%
        ---------------------------------------------------------------
        VI:     Below V                                  1.500%
        ---------------------------------------------------------------

       (c) The definition of "APPLICABLE PERCENTAGE" in Section 1.01 is hereby amended in full to read as follows:

       "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

        --------------------------------------------------------
                 PUBLIC DEBT RATING             APPLICABLE
                    S&P/MOODY'S                 PERCENTAGE
        --------------------------------------------------------
         I:      At least A or A2                 0.090%
        --------------------------------------------------------
         II:     Below I, but at least            0.110%
                 A- or A3
        --------------------------------------------------------
         III:    Below II, but at least           0.150%
                 BBB+ or Baa1
        --------------------------------------------------------
         IV:     Below III, but at least          0.175%
                 BBB or Baa2
        --------------------------------------------------------
         V:      Below IV, but at least           0.200%
                 BBB- or Baa3
        --------------------------------------------------------
         VI:     Below V                          0.250%
        --------------------------------------------------------

       (d) The definition of "APPLICABLE UTILIZATION FEE" in Section 1.01 is hereby amended in full to read as follows:

       "Applicable Utilization Fee" means, with respect to Eurodollar Committed Loans, as of any date that the aggregate Loans exceed 50% of the aggregate Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

        --------------------------------------------------------
                 PUBLIC DEBT RATING             APPLICABLE
                    S&P/MOODY'S               UTILIZATION FEE
        --------------------------------------------------------
         I:      At least A or A2                 0.075%
        --------------------------------------------------------
         II:     Below I, but at least            0.100%
                 A- or A3
        --------------------------------------------------------
         III:    Below II, but at least           0.125%
                 BBB+ or Baa1
        --------------------------------------------------------
         IV:     Below III, but at least          0.125%
                 BBB or Baa2
        --------------------------------------------------------
         V:      Below IV, but at least           0.250%
                 BBB- or Baa3
        --------------------------------------------------------
         VI:     Below V                          0.250%
        --------------------------------------------------------


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       (e) The definition of "DEBT" in Section 1.01 is hereby amended by restating clause (d) thereof in full to read as follows:

              (f) all obligations of such Person as lessee under Capitalized Leases and under synthetic, off-balance sheet or tax retention leases

       (g) Section 2.11 is amended by adding to the end thereof the following new subsections:

              (d) The Total Commitment shall be automatically reduced one Business Day after the date that the Borrower or any of its Subsidiaries receives Net Cash Proceeds from the issuance of Debt in the capital markets having a maturity in excess of one year by an amount equal to (x) the amount of such Net Cash Proceeds (but not more than $500,000,000) multiplied by a fraction the numerator of which is the Total Commitment before giving effect to such reduction and the denominator of which is the sum of the Total Commitment before giving effect to such reduction plus the "Total Commitment" (as defined in the 364-Day Credit Agreement) before giving effect to any reduction thereof on such date, PROVIDED that the Total Commitment shall not be reduced pursuant to this clause (d) below $600,000,000 or, if the "Total Commitment" (as defined in the 364-Day Credit Agreement) has not expired or been terminated, the sum of the Total Commitment and the "Total Commitment" (as defined in the 364-Day Credit Agreement) shall not be reduced pursuant to this clause
       (d) below $700,000,000.

              (e) To the extent that the sum of the Total Commitment plus the "Total Commitment" (as defined in the 364-Day Credit Agreement) exceeds $850,000,000 (without giving effect to any reduction of the Total Commitment or the "Total Commitment" (as defined in the 364-Day Credit Agreement) as a result of a financing permitted by Section 5.17(ii)(D)), the Total Commitment shall be automatically reduced one Business Day after the date that the Borrower or any of its Subsidiaries receives Net Cash Proceeds from the sale or other disposition of assets (other than sales or dispositions of inventory in the ordinary course of business, dispositions of accounts receivable in accordance with Section 5.07(viii) or sales of assets for cash and having a fair market value in an aggregate amount not to exceed $25,000,000 in any fiscal year of the Borrower) by an amount equal to the product of (x) the lesser of (i) such Net Cash Proceeds and (ii) the amount of such Net Proceeds required to reduce the Total Commitment to $600,000,000 or, if the "Total Commitment" (as defined in the 364-Day Credit Agreement) has not expired or been terminated, required to reduce the sum of the Total Commitment and the "Total Commitment" (as defined in the 364-Day Credit Agreement) to $850,000,000 (in each case, without giving effect to any reduction of the Total Commitment or the "Total Commitment" (as defined in the 364-Day Credit Agreement) as a result of a financing permitted by Section 5.17(ii)(D)), multiplied by (y) a fraction the numerator of which is the Total Commitment before giving effect to such reduction and the denominator of which is the sum of the Total Commitment before giving effect to such reduction plus the "Total Commitment" (as defined in the 364-Day Credit Agreement) before giving effect to any reduction thereof on such date.


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                  (f) The Total Commitment shall be automatically reduced one
         Business Day after the date that the Borrower or any of its Subsidiaries receives Net Cash Proceeds from a financing permitted by
         Section 5.17(ii)(D) by an amount equal to the product of (x) such Net Cash Proceeds multiplied by (y) a fraction the numerator of which is the Total Commitment before giving effect to such reduction and the denominator of which is the sum of the Total Commitment before giving effect to such reduction plus the "Total Commitment" (as defined in the 364-Day Credit Agreement) before giving effect to any reduction thereof on such date.

              (h) Section 3.05(a) is amended in full to read as follows:

              (a) The Borrower has heretofore furnished to the Agent and the Lenders copies of its consolidated financial statements as of and for the fiscal year ended September 30, 2001 as included in the Borrower's Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 26, 2001 (the "2001 Form 10-K"). Such financial statements present fairly, in all material respects, the consolidated financial condition of the Borrower as of such date and for such periods in accordance with GAAP;

              (i) Section 3.05(b) is amended in full to read as follows:

              (b) As of the date hereof, except as disclosed in the Borrower's 2001 From 10-K, or in the press release dated January 17, 2002 reporting the Borrower's financial results for the fiscal quarter ended December 31, 2001, there has been no material adverse change in the consolidated business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole since September 30, 2001. For purposes of this representation a change in the Public Debt Rating of the Borrower shall not constitute a material adverse change.

       (j) Section 3.06(3)(ii) is amended by deleting the words "Third Quarter Form 10-K" and substituting therefore the words "2001 Form 10-K".

       (k) Section 3.06(b) is amended by deleting the words "Third Quarter Form 10-K" and substituting therefore the words "2001 Form 10-K".

              (l) Section 4.01(b) is amended in full to read as follows:

              (b) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; PROVIDED that the representations and warranties in Section 3.05(b) and Section 3.06(a)(ii) shall only be made upon the Closing Date, at the time of each extension of the Maturity Date in accordance with Section 2.22 and on the occasion of any Borrowing the proceeds of which are not used to refund commercial paper.

              (m) Section 5.07(ix) is amended in full to read as follows:


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              (ix) synthetic leases in effect as of the Amendment No. 2
       Effective Date and synthetic lease transactions on properties owned as of the date hereof in an aggregate principal amount not to exceed $50,000,000;

       (n) Section 5.07(x) is amended by deleting the figure "$500,000,000" and substituting therefor the figure "$75,000,000".

       (o) Section 5.07 is further amended by adding to the end thereof a new clause (xii) to read as follows:

       (xii) Liens created under the Collateral Documents.

       (p) Section 5.08 is amended in full to read as follows:

              SECTION 5.08. INTEREST COVERAGE RATIO. It will maintain a ratio of Consolidated EBITDA of the Borrower and its Subsidiaries to interest expense for the period consisting of the previous four consecutive fiscal quarters by the Borrower and its Subsidiaries of not less than 3.00:1.00 at all times until September 30, 2002 and of not less than 4.00:1.00 at all times thereafter.

       (q) Article V is further amended by adding at the end thereof the following new sections:

              SECTION 5.09. MINIMUM EBITDA. It will maintain, as of the end of each period set forth below, Consolidated EBITDA of the Borrower and its Subsidiaries of not less than the amount set forth below for such period:

             ------------------------------------------------------------------
             PERIOD                                              MINIMUM EBITDA
             ------------------------------------------------------------------
             January 1, 2002 through March 31, 2002                $20,000,000
             ------------------------------------------------------------------
             January 1, 2002 through June 30, 2002                 $80,000,000
             ------------------------------------------------------------------
             January 1, 2002 through September 30, 2002           $180,000,000
             ------------------------------------------------------------------
             January 1, 2002 through December 31, 2002            $300,000,000
             ------------------------------------------------------------------
             Rolling four quarters thereafter                     $400,000,000
             ------------------------------------------------------------------

              SECTION 5.10. VISITATION RIGHTS. At any reasonable time and from time to time, upon reasonable prior notice, it will permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any financial officers and, upon reasonable prior to notice to the Borrower and subject to the right of a financial officer to be present during such discussions, with their independent certified public accountants; PROVIDED, that unless an Event of Default shall have occurred and is continuing, each of the Agent and the Lenders may take such actions only once during any fiscal quarter of the Borrower.

              SECTION 5.11. MAINTENANCE OF PROPERTIES, ETC. It will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties


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       that are material to the conduct of its business taken as a whole in good working order and condition, ordinary wear and tear excepted; PROVIDED, HOWEVER, that nothing in this Section 5.11 shall prevent the Borrower or any such Subsidiary from discontinuing the operation or maintenance of any property if such discontinuance is in the judgment of the Borrower desirable in the conduct of its business or the business of such Subsidiary.

              SECTION 5.12. MAINTENANCE OF INSURANCE. It will maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; PROVIDED, HOWEVER, that
       (i) the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and to the extent consistent with prudent business practice and (ii) insurance coverage against terrorist acts shall be required only so long as such coverage is available on commercially reasonable terms.

              SECTION 5.13. PAYMENT OF TAXES, ETC. It will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims, in each case, that, if unpaid, could reasonably be expected to result in a Material Adverse Effect; provided, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained so long as the failure to so pay or discharge could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 5.14. TRANSACTIONS WITH AFFILIATES. It will conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; PROVIDED, that the foregoing shall not apply to transactions between the Borrower and its Subsidiaries or the Warburg Transactions.

              SECTION 5.15. COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY. At any time during the Security Period, it will upon (x) the request of the Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect domestic Material Subsidiaries by any Loan Party or (z) the acquisition of any material property by any Loan Party, and such property, in the judgment of the Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Trustees for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

                     (i) in connection with the formation or acquisition of a
              domestic Material Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect domestic parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                     (ii) within 15 days after such request, formation or
              acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect domestic parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Trustees, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Agent, securing payment of all the obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties, PROVIDED that no real property shall be subjected to a security interest in favor of the Collateral Trustees for the benefit of the Secured Parties,

                     (iii) within 30 days after such request, formation or
              acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be reasonably necessary or advisable in the opinion of the Agent to vest in the Collateral Trustees (or in any representative of the Collateral Trustees designated by them) valid and subsisting Liens on the properties purported to be subject to the pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.15, enforceable against all third parties in accordance with their terms,

                     (iv) within 60 days after such request, formation or
              acquisition, deliver to the Agent, upon the request of the Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Agent as to the matters contained in clauses (i), (ii) and (iii) above, as to such guaranties, guaranty supplements, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause
              (iii) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties to the extent a Lien can be created by filing under the Uniform Commercial Code, and as to such other matters as the Agent may reasonably request,

                     (v) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

              SECTION 5.16. FURTHER ASSURANCES. (i) It will promptly upon request by the Agent, or any Lender through the Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                     (ii) It will promptly upon request by the Agent, do,
              execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law and during the Security Period, subject any Loan Party's or any of its domestic Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) during the Security Period, to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) to assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so; PROVIDED, that nothing contained herein shall require the Borrower or any Subsidiary to grant a security interest in the assets or property of any Excluded Subsidiary.

              SECTION 5.17. DEBT. It will not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

              (i) in the case of the Borrower, unsecured Debt incurred in the ordinary course of business for borrowed money, maturing within one year from the date incurred, evidenced by commercial paper and aggregating at any time not more than the then outstanding sum of (1) the unused Commitments and (2) the unused portion of lines of credit from commercial banks advised in writing and available to the Borrower, and

              (ii) in the case of the Borrower and its Subsidiaries,

                     (A) Debt under the Loan Documents,

                     (B) Debt under the "Loan Documents" (as defined in the
              364-Day Credit Agreement),

                     (C) Debt outstanding on the Amendment No. 2 Effective Date and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any such Debt, PROVIDED that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, PROVIDED FURTHER that the principal amount of such Debt shall not be increased above the sum of (i) principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and (ii) any fees and expenses in connection therewith, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

                     (D) Debt in an aggregate principal amount not to exceed
              $200,000,000 at any time outstanding secured by real property,

                     (E) Debt issued in the capital markets, having a maturity
              in excess of one year from the date incurred and in an aggregate principal amount no to exceed the sum of $500,000,000 and any over allotment thereof at any time outstanding;

                     (F) Debt of the Borrower to any Subsidiary of the Borrower
              or of any Subsidiary to the Borrower or any other Subsidiary of the Borrower,

                     (G) without duplication of clause (C) above, Debt, not to
              exceed $300,000,000 at any time outstanding, incurred in connection with the limited recourse sale of accounts receivable in connection with the securitization thereof, which sale is non-recourse to the extent customary in securitizations and consistent with past practice,

                     (H) Debt permitted to be secured by Liens in accordance
              with Section 5.07(v), (vi) or (vii);

                     (I) Debt in respect of Hedge Agreements designed to hedge
              against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and in accordance with prudent business practices,

                     (J) Debt in respect of trade letters of credit in an
              aggregate amount not to exceed $25,000,000 at any time outstanding,

                     (K) Debt arising under the Electronic Wire and Cable
              Product Purchase Agreement, as amended, and related agreements, between the Borrower and the Belden Communication Division, a division of Belden line,

                     (L) other Debt not to exceed in the aggregate $75,000,000
              at any time outstanding, and

                     (M) other Debt not to exceed in the aggregate $50,000,000
              consisting synthetic, off-balance sheet or tax retention leases.

              SECTION 5.18. RESTRICTED PAYMENTS. It will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom, the Borrower may (i) declare and make any dividend payment or other distribution payable in common stock of the Borrower, (ii) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or options or warrants convertible into common stock;
       (iii) declare or pay cash dividends to the holders to its Series B convertible participating preferred stock and warrants and purchase, redeem or otherwise acquire shares of its Series B convertible participating preferred stock or warrants, rights or options to acquire any such shares to the extent permitted by the terms of such Series B convertible participating preferred stock or pay cash dividends in respect of equity interests received in exchange for shares of Series B convertible participating preferred stock, as described in clause (iv); and (iv) amend the terms of the Series B convertible participating preferred stock or issue equity interests of the Borrower, provided, however, that such amended terms or the terms of such equity interests shall not provide for (i) mandatory redemption prior to the Maturity Date or (ii) the payment of cash dividends in an amount in excess of the amount of cash dividends that may be paid in respect of the Series B convertible participating preferred stock based on the terms of the Series B convertible participating preferred stock as in effect on the date hereof.

              SECTION 5.19. INVESTMENTS IN OTHER PERSONS. It will not make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                     (i) Investments (other than Investment permitted by clause
              (iv) below) by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the Amendment No. 2 Effective Date and
              (x) additional Investments in an aggregate amount not to exceed $50,000,000 at any time outstanding in Subsidiaries that are not Subsidiary Guarantors and (y) additional Investments in the Subsidiary Guarantors;

                     (ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

                     (iii) Investments in Marketable Securities;

                     (iv) Investments consisting of intercompany Debt permitted under Section 5.17;

                     (v) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with customers and suppliers, in each case, in the ordinary course of business;

                     (vi) Investments in joint ventures and other minority
              interests in an amount not to exceed $75,000,000 at any time outstanding;

                     (vii) warrants received from and minority equity interests in, customers of and vendors to the Borrower and its Subsidiaries so long as no cash is expended by the Borrower or any of its Subsidiaries to purchase any of the foregoing;

                     (viii) minority interests received in connection with the
              sale or disposition of any assets of the Borrower;

                     (ix) Investments existing on the Amendment No. 2 Effective
              Date; and

                     (x) (A) other Investments in an aggregate amount invested
              not to exceed $150,000,000 and (B) so long as the sum of the Total Commitments plus the "Total Commitments" (as defined in the 364-Day Credit Agreement) does not exceed $850,000,000, additional Investments, PROVIDED that any Investments made in accordance with this clause (B) are funded from sources other than this Agreement or the 364-Day Credit Agreement and PROVIDED, FURTHER, that with respect to all Investments made under this clause (x): (1) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom;
              (2) any company or business acquired or invested in pursuant to this clause (x) shall be in the same line of business of the Borrower or any of its Subsidiaries or reasonably related thereto; and (3) immediately after giving effect to the acquisition of a company or business pursuant to this clause (x), the Borrower shall be in pro forma compliance with Section 5.08, calculated based on the financial statements most recently delivered to the Lenders pursuant to Section 5.02 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer of the Borrower delivered to the Lenders demonstrating such compliance.

              SECTION 5.20. CHANGE IN NATURE OF BUSINESS. It will not make, or permit any of its Subsidiaries to make, any material change in the nature of its business taken as a whole as carried on at the date hereof (other than changes that are reasonably related to such business).

              SECTION 5.21. CONDITION SUBSEQUENT TO AMENDMENT NO. 2 EFFECTIVE DATE. Within 45 days after the Amendment No. 2 Effective Date, it will deliver to the Agent in sufficient copies for each Lender:

                     (a) Certified copies of the resolutions of the Board of
              Directors of each Subsidiary Guarantor approving each of the Loan Documents to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to such Loan Document.

                     (b) A certificate of the Secretary or an Assistant
              Secretary of each Subsidiary Guarantor certifying the names and true signatures of the officers of such Subsidiary Guarantor authorized to sign each of the Loan Documents to which it is a party and the other documents to be delivered by it hereunder.

                     (c) A security agreement in form and substance reasonably
              satisfactory to the Agent and Borrower (the "SECURITY AGREEMENT"), granting a security interest in the equipment, accounts receivable, inventory, domestic intellectual property and stock of domestic Subsidiaries of the Borrower (other than the Excluded Subsidiaries) and the Subsidiary Guarantors to secure the obligations of the Loan Parties under the Loan Documents, the "Loan Documents" (as defined in the 364-Day Credit Agreement), the Debt issued in accordance with Section 5.17(ii)(E) and obligations owing to Lenders or "Lenders" (as defined in the 364-Day Credit Agreement) in respect of letters of credit, overdraft facilities, Hedge Agreements or otherwise, in each case to the extent permitted by the negative lien covenant baskets of the Borrower's bond indentures and consented to by the creditors of the Receivables Financing, duly executed by the Borrower and each Subsidiary Guarantor.

                     (d) A guaranty in form and substance reasonably
              satisfactory to the Agent and each Subsidiary Guarantor (the "SUBSIDIARY GUARANTY"), duly executed by each Subsidiary Guarantor.

                     (e) An agreement in form and substance reasonably
              satisfactory to the Agent and the Borrower among the Collateral Trustees named therein, the Borrower and each Subsidiary Guarantor (the "COLLATERAL TRUST AGREEMENT").

                     (f) An agreement in form and substance reasonably
              satisfactory to the Agent and the Borrower duly executed and delivered by the Collateral Agent, the Borrower and each Subsidiary Guarantor that participates in the Receivables Financing and duly authorized representatives of the creditors parties to each receivables securitization program permitted pursuant to Section 5.07(viii) and existing on the Amendment No. 2 Effective Date (the "RECEIVABLES INTERCREDITOR AGREEMENT").

                     (g) A favorable opinion of Legal Counsel for the Loan
              Parties, in form and substance satisfactory to the Agent and as to such other matters as the Agent may reasonably request.

              SECTION 5.22. COLLATERAL TRIGGER. Within 30 days of the occurrence of the Collateral Trigger, it will deliver to the Agent with sufficient copies for each Lender:

                     (a) acknowledgment copies of proper financing statements,
              duly filed on or before such day under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                     (b) completed requests for information, dated on or before such day, listing the financing statements referred to in clause
              (a) above and all other
              effective financing statements filed in the jurisdictions referred to in clause (ii) above that name the Borrower or any Subsidiary Guarantor as debtor, together with copies of such other financing statements, and

                     (c) a favorable opinion of local counsel with respect to
              the Security Agreement in form and substance reasonably satisfactory to the Agent.

              Upon the termination of the Security Period, the security interests shall terminate on and subject to the terms of the Collateral Documents, and the parties shall take such further action all as provided therein.

              (o) Subsection (d) of Article VI is amended in full to read as follows:

              (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01, 5.02(e), 5.04, 5.06, 5.07, 5.08, 5.09, 5.10, 5.14, 5.17, 5.18, 5.19 or 5.20;

              (p) Subsection (e) of Article VI is amended in full to read as follows:

              (e) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c) or (d) above or (f) below) or in any other Loan Document and such default shall continue for a period of 30 days after notice thereof from the Agent or any Lender to the Borrower;

              (q) Subsection (i) of Article VI is amended in full to read as follows:

              (i) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

       (r) Article VI is further amended by adding the following subsections immediately after subsection (k) thereof:

              (l) (i) Any Person or group of Persons (within the meaning of Section 13 or Section 14 of the Securities and Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under such Act), directly or indirectly, of Voting Shares of the Borrower (or other securities convertible into such Voting Shares) representing 30% or more of the combined voting power of all Voting Shares of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Borrower or (y) nominated for election by a majority of the remaining members of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower); or

              (m) any provision of any guarantee after delivery thereof pursuant to Section 5.15 or 5.21 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

              (n) any Collateral Document or financing statement after delivery thereof pursuant to Section 5.15 or 5.21 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

       (s) Section 8.05(b) is amended by adding to the end thereof the following sentence:

              The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to this Agreement, any other Loan Document, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

       (t) Section 8.08(b) is amended by adding immediately before the proviso a new clause (iv) to read as follows:

              or (iv) release all or substantially all of the Collateral without the prior written consent of each Lender, PROVIDED that so long as no Default or Event of Default has occurred and is continuing, (x) no consent of any Lender or the Agent shall be required for the release of any Collateral in connection with a sale or other disposition of assets (including the assets described on Schedule II to Amendment No. 1) if any of the proceeds thereof are used to reduce the Total Commitment in accordance with Section 2.11(e) or in connection with a financing to the extent the proceeds thereof are used to reduce the Total Commitment in accordance with Section 2.11(f), (y) no consent of any Lender or the Agent shall be required for the release of any Collateral with the sale or other disposition of the assets described on Schedule II to Amendment No. 2 if (A) the Total Commitment has been, or is contemporaneously with such asset disposition, reduced to $600,000,000 or (B) if the "Total Commitment" (as defined in the 364-Day Credit Agreement) has not expired or been terminated, sum of the Total Commitment plus the "Total Commitment" (as defined in the 364-Day

       Credit Agreement) has been, or is contemporaneously with such asset disposition, reduced to $700,000,000 and (z) in any fiscal year of the Borrower, Collateral having a fair market value not in excess of $25,000,000 shall be released upon sale or other disposition with only the consent of the Agent

       SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written when, and only when (x) the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment, (y) the Borrower shall have paid to the Agent for the account of each of the Lenders that has approved this Amendment a fee equal to 0.075% of the Commitments of such Lenders and (z) the Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified) and in sufficient copies for each Lender, in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender:

              (a) Certified copies of (i) the resolutions of the Board of Directors of the Borrower approving this Amendment and the Collateral Documents (as hereinafter defined) to which it is or is to be a party, and the matters contemplated hereby and thereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, the Loan Documents and the matters contemplated hereby and thereby.

              (b) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the Loan Documents to which they are or are to be a party and the other documents to be delivered hereunder and thereunder.

              (c) A favorable opinion of corporate counsel for the Borrower, in substantially the form of Exhibit A, hereto and as to such other matters as any Lender through the Agent may reasonably request.

              (d) A certificate signed by a duly authorized officer of the Borrower stating that:

                     (i) The representations and warranties contained in Section
              3 are correct in all material respects on and as of the date of such certificate as though made on and as of such date; and

                     (ii) No event has occurred and is continuing that
              constitutes a Default.

       SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER The Borrower represents and warrants as follows:

              (a) It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
       (ii) has all requisite power
       and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Amendment.

              (b) The execution, delivery and performance by the Borrower of this Amendment and the Loan Documents, as amended hereby, to which it is a party, and the consummation of the transactions contemplated hereby (i) have been duly authorized by all requisite corporate actions and (ii) will not (A) violate (1) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations) or of its certificate of incorporation or other constitutive documents or by-laws, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) except for the Liens to be created under the Collateral Documents, result in the creation or imposition of any lien upon any of the properties of the Borrower or any of its Subsidiaries.

              (c) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement and the Notes, as amended hereby, are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

              (d) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the due execution, delivery, recordation, filing or performance by the Borrower of this Amendment.

              (e) There are no actions or proceedings filed or (to its knowledge) investigations pending or threatened against it in any court or before any Governmental Authority or arbitration board or tribunal which question the validity, enforceability or legality of or seek damages in connection with this Amendment or the Credit Agreement and the Notes, as amended hereby, or any action taken or to be taken pursuant to this Amendment or the Credit Agreement and the Notes, as amended hereby, and no order or judgment has been issued or entered restraining or enjoining it from the execution, delivery or performance of this Amendment or the Credit Agreement and the Notes, as amended hereby, nor is there any action or proceeding which involves a probable risk of an adverse determination which would have any such effect; (ii) nor is there as of the date hereof any other action or proceeding filed or (to its knowledge) investigation pending or threatened against it in any court or before any Governmental Authority or arbitration board or tribunal which involves a probable risk of a material adverse decision which would result in a Material Adverse Effect , except as provided in the 2001 Form 10-K or materially restrict the ability of it to comply with its obligations under this Amendment or the Credit Agreement and the Notes, as amended hereby.

       SECTION 4. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE NOTES.
(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

       (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

       (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

       SECTION 5. COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

       SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

       SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     AVAYA INC.

                                     By /s/ Rhonda Seegal
                                        ----------------------------------------
                                        Title: Vice President and Treasurer


                                     CITIBANK, N.A.,
                                     as Agent and as Lender

                                     By  /s/ Carolyn Kee
                                        ----------------------------------------
                                        Title: Vice President

                                     BANK ONE, NA (Main Office Chicago)

                                     By /s/ Jennifer L. Jones
                                        ----------------------------------------
                                        Name:  Jennifer L. Jones
                                        Title: Associate Director


                                     JPMORGAN CHASE BANK

                                     By /s/ William E. Rottino, CFA
                                        ----------------------------------------
                                        Name:  William E. Rottino, CFA
                                        Title: Vice President


                                     DEUTSCHE BANK AG NEW YORK BRANCH

                                     By /s/ Andreas Neumeier
                                        ----------------------------------------
                                        Name:  Andreas Neumeier
                                        Title: Director

                                     By /s/ Peter Eschmann
                                        ----------------------------------------
                                        Name:  Peter Eschmann
                                        Title: Associate


                                     COMMERZBANK AG

                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     CREDIT SUISSE FIRST BOSTON

                                     By /s/ Robert Hetu
                                        ----------------------------------------
                                        Name:  Robert Hetu
                                        Title: Director


                                     By /s/ Mark Heron
                                        ----------------------------------------
                                        Name:  Mark Heron
                                        Title: Associate

                                     THE BANK OF NEW YORK

                                     By /s/ Ernest Fung
                                        ----------------------------------------
                                        Name:  Ernest Fung
                                        Title: Vice President

                                     THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                     NEW YORK BRANCH

                                     By /s/ Jeffrey K. Stanton
                                        ----------------------------------------
                                        Name:  Jeffrey K. Stanton
                                        Title: Authorized Signatory


                                     HSBC BANK USA

                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     THE NORTHERN TRUST COMPANY

                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     SUMITOMO MITSU BANKING CORPORATION

                                     By /s/ Edward D. Henderson, Jr.
                                        ----------------------------------------
                                        Name:  Edward D. Henderson, Jr.
                                        Title:Senior Vice President


                                     WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                     NEW YORK BRANCH

                                     By /s/ Barry S. Wadler
                                        ----------------------------------------
                                        Name:  Barry S. Wadler
                                        Title: Associate Director


                                     By /s/ Lisa M. Walker
                                        ----------------------------------------
                                        Name:  Lisa M. Walker
                                        Title: Associate Director

                                   SCHEDULE I

                              SUBSIDIARY GUARANTORS



                                      None

                                   SCHEDULE II

                                   ASSET SALE


The sale of the Borrower's Connectivity Solutions business